UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway, Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

(972) 234-2525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Fossil Group, Inc., a Delaware corporation, and its wholly and majority-owned subsidiaries (the “Company”) has filed this Current Report on Form 8-K in order to update financial statements and other affected financial information for all periods presented in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015 filed with the United States Securities and Exchange Commission (the “Commission”) on February 20, 2015 (the “2014 Form 10-K”), to reflect the changes described below.

As previously reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2015 filed with the Commission on May 7, 2015 (the “First Quarter 2015 Form 10-Q”), during the first quarter of fiscal 2015 the Company made changes to the presentation of reportable segments to reflect changes in the way its chief operating decision maker evaluates the performance of its operations, develops strategy and allocates capital resources. The Company has realigned its operating structure. Strategic and brand directions are set centrally and regional management is now fully empowered and responsible to drive those strategies and brand directions across all brands and channels within their regions. As part of the new operating structure, the regional teams manage both the wholesale and retail businesses within their regions whereas previously the retail business was managed globally. Additionally, with the implementation of new reporting systems, the Company has the ability to extract discrete financial information that aligns with its operating structure and is consistent with how management now evaluates the business performance. The Company’s reportable segments now consist of the following: (i) Americas, (ii) Europe and (iii) Asia. Prior to the First Quarter 2015 Form 10-Q, as reported in the 2014 Form 10-K, the Company’s reportable segments consisted of the following: (i) North America wholesale, (ii) Europe wholesale, (iii) Asia Pacific wholesale and (iv) Direct to consumer.

These changes to the Company’s reportable segments include the following:

(1)         Reclassification of the Company’s retail, e-commerce and catalog activities, all of which were previously recorded within the Company’s Direct to consumer segment, to the Americas, Europe and Asia segments based on the geographic location of the activities.

(2)         The Company’s wholesale operations in North America, Europe and Asia Pacific previously recorded within the North America wholesale, Europe wholesale and Asia Pacific wholesale segments, respectively, have been reclassified to the Americas, Europe and Asia segments, respectively.

(3)         Intercompany profit attributable to the Company’s factory operations was previously included in the Asia Pacific wholesale and Europe wholesale segments in accordance with the geographic location of the factories, and is now eliminated from all reporting segments.

(4)         Certain corporate costs are not allocated to the various segments because they are managed at the corporate level for internal purposes. Prior to the change in reporting segments, these expenses included, and after the change in reporting segments, continue to include, general corporate expenses, including certain administrative, legal, accounting, technology support costs, equity compensation costs, and payroll costs attributable to executive management. Additionally, certain brand management, product development, art, creative/product design, marketing and back office supply chain expenses which were previously included in North America wholesale, Europe wholesale, Asia Pacific wholesale and Direct to consumer segments prior to the change in reporting segments are now reported in corporate. Conversely, certain back office costs reported in corporate prior to the change in reporting segments are now included in the various reporting segments in which they are now managed.

The Company is providing as exhibits to this Form 8-K reclassified applicable segment information in Item 1, “Business,” Item 1A, “Risk Factors,” Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Item 8, “Consolidated Financial Statements and Supplementary Data,” for each of the prior periods reported in the 2014 Form 10-K. The Company’s historical segment disclosures have been recast to be consistent with the current presentation.

The information included in this Form 8-K is presented for informational purposes only in connection with the above-described segment reporting change. There is no change to the Company’s previously reported consolidated net operating results, financial position or cash flows. This Form 8-K does not reflect events occurring subsequent to the filing of the 2014 Form 10-K, and does not modify or update the disclosures therein in any way, other than as required to reflect the change in reporting segments as described above and set forth in Exhibits 99.1, 99.2 and 99.3 attached hereto. For information on developments regarding the Company since the filing of the 2014 Form 10-K, please refer to the Company’s reports filed with the Commission, including the First Quarter 2015 Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.
99.1	Business and Risk Factors
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Consolidated Financial Statements and Supplementary Data
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.DEF	XBRL Taxonomy Extension Definition Link Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOSSIL GROUP, INC.

May 7, 2015	/S/ DENNIS R. SECOR
Dennis R. Secor
Executive Vice President, Chief Financial Officer and Treasurer (Principal financial and accounting officer duly authorized to sign on behalf of the Registrant)

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Business and Risk Factors

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Consolidated Financial Statements and Supplementary Data

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.DEF	XBRL Taxonomy Extension Definition Link Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.